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                                                                   EXHIBIT 10.34

                               ALLIANCE AGREEMENT


                                       OF



                               LCOR INCORPORATED,
                           a Pennsylvania corporation

                                       and

                       CAPITAL SENIOR LIVING CORPORATION,
                             a Delaware Corporation



                          DATED AS OF DECEMBER 10, 1997











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                               ALLIANCE AGREEMENT


          This ALLIANCE AGREEMENT (this "Agreement") is made and entered into as of December 10, 1997, by and between LCOR INCORPORATED, a Pennsylvania corporation ("LCOR"), and CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation ("CSL").

          WHEREAS, LCOR and its Affiliates contemplate acquiring sites ("Sites") upon which it proposes to develop, construct, own, operate and sell or otherwise dispose of senior living facilities (the "Improvements") within the United States (any applicable Site, together with the related Improvements, being herein referred to as a "Facility"), including but not limited to, facilities to be constructed at Trumbull, Connecticut, Montclaire, New Jersey, Summit, New Jersey and Libertyville, Illinois (the "Initial Facilities");

          WHEREAS, CSL has represented (a) that CSL and its Affiliates have experience in performing certain feasibility, predevelopment, premarketing, preleasing and other preopening activities and analysis with regard to senior living facilities (the "Feasibility Services") and in the development, management, marketing, leasing, opening and operational aspects of senior living facilities ("Management Services") and (b) that the owners and employees of CSL are qualified consultation professionals with significant senior living facility experience and/or qualified management, leasing and marketing professionals with significant senior living facility experience capable of performing the Feasibility Services and the Management Services;

          WHEREAS, the parties hereto desire to enter into this Agreement to provide the basis upon which certain senior living facilities will be constructed, owned, operated and managed in the United States.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   I. SERVICES

          1.01 CONSULTING AND MANAGEMENT SERVICES: Except as provided below in
Section 1.02, with regard to each Facility to be developed and constructed by LCOR or any of its Affiliates within the United States, LCOR shall be obligated to offer to CSL the opportunity to provide the Feasibility Services and the Management Services in accordance with the terms of this Agreement. In the event LCOR or any of its Affiliates desire to develop and construct a Facility within the United States, LCOR shall provide to CSL written notice of such intention after (a) LCOR has provided to CSL an initial demographic analysis and a preliminary market study from a party or parties who are not Affiliates of LCOR and (b) LCOR or any of its Affiliates (i) has executed a letter of intent to purchase the Site or (ii) is negotiating an agreement to purchase the Site, or
(c) has previously acquired the Site. As promptly as practicable after the receipt of such notice from LCOR (but in any event within 30 days), CSL shall give written notice to LCOR which states whether CSL elects to perform the Feasibility Services and the Management Services with regard to such Facility.


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In the event CSL elects to perform the Feasibility Services and the Management
Services, then, with regard to such Facility, CSL or its Affiliate and LCOR or its Affiliate shall enter into (A) a Consulting Agreement in the form attached hereto as Exhibit "A" ("Consulting Agreement"), and (B) a Management and Marketing Agreement in the form attached hereto as Exhibit "B" ("Management Agreement"). In the event CSL fails to timely elect to participate or elects not to participate in such Facility as aforesaid, then, except as provided in
Section 1.03(b) below, LCOR may freely and without restriction develop, construct, own, manage and operate such Facility on its own account or with any other provider of Feasibility Services, Management Services, or similar services and without any obligation to CSL or its Affiliates, except that LCOR shall reimburse CSL for the reasonable out of pocket expenses of CSL and its Affiliates expended in connection with the determination by CSL and its Affiliates of whether or not to perform the Feasibility Services and the Management Services with respect to such Facility.

          1.02 LAND OWNED BY OPERATOR: The provisions of Section 1.01 shall not restrict or prevent LCOR or any of its Affiliates from constructing, owning and operating senior living facilities on land which has been owned by a person or entity (which is not an Affiliate of LCOR) which under new ownership arrangements will manage the facility upon completion of construction. Nothing shall prevent LCOR or any of its Affiliates from directly or indirectly owning a portion (but not all) of such entity which will manage such facility or otherwise participate in the economic benefits of such facility in whatever form, provided such facility is not within a five-mile radius of any senior living facility owned by CSL or any of its Affiliates or for which CSL and/or its Affiliates is (are) providing the same level of feasibility services and/or the same level of management services.

         1.03 LCOR PROHIBITED MANAGEMENT SERVICES AND DEVELOPMENT: (a) Except as set forth in Section 1.02, during the term of this Agreement, neither LCOR nor of its Affiliates may, directly or indirectly, manage a senior living facility.

          (b) During the term of this Agreement, neither LCOR nor any of its Affiliates may, directly or indirectly, develop any senior living facility for its own account which will be operated by an operator other than CSL, if such facility is within a 5-mile radius of any senior living facility owned by CSL or any of its Affiliates or for which CSL and/or its Affiliates is (are) providing the same level of Feasibility Services and/or the same level of Management Services for an owner other than LCOR or one or more of its Affiliates.

          1.04 LCOR ROFO: During the term of this Agreement, if CSL or any of its Affiliates owns a parcel of land in metropolitan New York, Washington, Philadelphia or Chicago and CSL or any of its Affiliates desires for a senior living facility to be developed on such site by a third party other than Tri Point Communities, L.P. and operated by CSL or any of its Affiliates (not including a senior living facility to be owned and operated by CSL or any of its Affiliates), CSL must first offer LCOR the right to develop such facility for management by CSL or any of its Affiliates on the terms which CSL proposes to offer to another developer which is not an Affiliate of CSL.



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                            II. TERM AND TERMINATION

          2.01 TERM: The term of this Agreement shall commence on the date of this Agreement and continue for a period of five years thereafter unless LCOR and CSL agree to extend the date to a later date acceptable to LCOR and CSL, or unless this Agreement is earlier terminated pursuant to the terms of this Agreement.

          2.02 TERMINATION: Either LCOR or CSL may at any time terminate this Agreement upon not less than 30 days prior written notice. Upon termination of this Agreement, the terms, conditions and provisions of this Agreement shall cease to apply and neither party shall thereafter have any continuing obligation to the other under this Agreement, except that (a) Sections 5.01(f), 5.11 and
5.13 shall survive the termination of this Agreement for four years and (b)
Article III shall survive the termination of this Agreement until less than two Management Agreements remain in full force and effect.

          2.03 EXISTING AGREEMENTS: Termination of this Agreement will have no effect upon and will not terminate any existing Consulting Agreement or Management Agreement entered into prior to the date of termination of this Agreement and all of such Consulting Agreements and Management Agreements shall continue in full force and effect in accordance with their respective terms, conditions and provisions.

                           III. RIGHT OF FIRST REFUSAL

          3.01 RIGHT OF FIRST REFUSAL: (a) In the event that a bona fide offer is received by LCOR for the purchase or other disposition of two or more Facilities owned by LCOR and its Affiliates (all of which are covered by Management Agreements which are then in full force and effect) (the "Sale Facilities") from a party which is not an Affiliate of LCOR, and LCOR is willing to accept such offer ("Bona Fide Offer") substantially in accordance with the terms and conditions of such Bona Fide Offer, LCOR shall deliver a copy of such Bona Fide Offer to CSL (the "BFO Notice"). At any time within the Response Period (as defined below), CSL shall have the right, exercisable by delivery of written notice ("Election Notice") to LCOR, to either:

                  (i)      Authorize LCOR to accept the Bona Fide Offer; or

                  (ii) Agree to purchase the Sale Facilities for the purchase price set forth in, and subject to the other terms and conditions of, the Bona Fide Offer, such election to be made by delivering to LCOR the Election Notice which shall affirmatively state that CSL is exercising such option. Within five business days after delivery to LCOR of an Election Notice pursuant to this Section 3.01(a)(ii), CSL shall establish any escrow deposit set forth in the Bona Fide Offer on the same terms and conditions as provided in the Bona Fide Offer.

          (b) As used herein, the term "Response Period" shall mean the 30-day period, commencing with the first day after CSL shall have received a copy of the Bona Fide Offer. If during the Response Period, CSL neither (i) authorizes LCOR to accept the Bona Fide Offer to purchase


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the Sale Facilities nor (ii) agrees to purchase the Sale Facilities by delivering the Election Notice, then CSL shall be deemed to have authorized and to have approved the sale of the Sale Facilities to the offeree specified in such Bona Fide Offer on economic terms which are the same and on other terms which are substantially the same as those contained in such Bona Fide Offer. If CSL has authorized or is deemed to have authorized the sale of the Sale Facilities on economic terms which are the same and on other terms which are substantially the same terms as those contained in such Bona Fide Offer, LCOR may consummate the sale of the Sale Facilities to the offeree specified in the Bona Fide Offer without the requirement of any consent or approval of CSL provided such sale must be consummated within 180 days after the date on which CSL authorized or was deemed to have authorized such sale. The failure of such sale to occur within the 180-day period referred to in the immediately preceding sentence shall require LCOR to deliver to CSL another BFO Notice in accordance with the terms of this Section 3.01.

          (c) If CSL timely delivers an Election Notice, the closing on the sale of the Sale Facilities to CSL shall take place on the closing date specified in the Bona Fide Offer on the same economic terms and on materially the same other terms and conditions as set forth in the Bona Fide Offer.

          (d) If LCOR is required to convey the Sale Facilities to CSL pursuant to the foregoing provisions, LCOR shall convey the Sale Facilities to CSL by a special warranty deed, subject only to those exceptions permitted pursuant to the terms of the Bona Fide Offer. Transfer taxes, title insurance premiums, escrow fees and all other closing costs, including ad valorem and real property taxes, in connection with such conveyance shall be allocated between and paid by the purchaser and seller in the usual and customary manner for the locality in which one of the Sale Facilities is located (as selected by LCOR). The closing of such sale shall be held at such place as LCOR shall elect and which is reasonably satisfactory to CSL. At such place and at the time set forth above, CSL shall tender the cash portion of the purchase price by certified or cashiers check, or wire transfer of immediately available federal funds.

          (e) If the provisions of this Article III are applicable to the sale of the Sale Facilities, the provisions of Section VI.B of the Management Agreements covering the Sale Facilities shall not be applicable to the sale of any of the Sale Facilities. If there is any conflict between the provisions of this Article III and the provisions of Section VI.B of the Management Agreements covering the Sale Facilities, the provisions of this Article III shall control with respect to the sale of the Sale Facilities.

                                 IV. ARBITRATION

          In the event of any dispute, claim or controversy of any kind between the parties concerning this Agreement or the terms of this Agreement, the matter shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. The parties shall jointly agree on one arbitrator. If the parties are unable to agree, in good faith, on the selection of one arbitrator within 30 days of an arbitrator being proposed by one party, either party may request appointment of one arbitrator chosen by the American Arbitration Association who shall be the selected arbitrator. Such arbitrator shall be limited in his decision to a choice between the final position as requested by each party. Said arbitration shall be held in Delaware or such other place as is mutually agreeable. The arbitration award made by the arbitrator shall be final and binding on both parties, unless the


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arbitration is fraudulent or so grossly erroneously as to necessarily imply bad faith. Costs of arbitration are to be shared by both parties equally, provided that the arbitrator may choose to award the cost of arbitration against the losing party, if the arbitrator determines that the final position urged by the losing party was not reasonable.

                                V. MISCELLANEOUS

          5.01 COVENANTS, REPRESENTATIONS AND WARRANTIES OF LCOR AND CSL: LCOR and CSL each represents and warrants to the other as follows:

          (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement and to conduct its business.

          (b) This Agreement constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, subject to the application of principles of equity and laws governing insolvency and creditors' rights generally.

          (c) No consents or approvals are required from any governmental authority or other person or entity for such party to enter into this Agreement. All corporate action on the part of such party necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

          (d) The execution and delivery of this Agreement by such party, and the consummation of the transactions contemplated hereby, do not conflict with or contravene the provisions of its organization documents or any agreement or instrument to which it is a party or by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject.

          (e) Such party has not retained any broker, finder or other commission or fee agent, and no such person has acted on its behalf in connection with the execution and delivery of this Agreement.

          (f) Each party agrees to indemnify and hold harmless each other and their respective officers, directors, shareholders, employees, successors and assigns from and against any and all loss, damage, liability or expense (including costs and attorneys fees) which they may incur by reason of, or in connection with, any material breach of the foregoing representations and warranties by the indemnifying party and all such representations and warranties shall survive the execution and delivery of this Agreement and the termination of this Agreement.

          5.02 FURTHER ASSURANCES: LCOR and CSL each agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be reasonably required to carry out the intent and purposes of this Agreement.



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          5.03 NOTICES: All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by (A) personal delivery, (B) facsimile transmission or (C) a nationally recognized overnight courier service, fees prepaid, addressed as follows:

         IF TO LCOR:                        300 Berwyn Park, Suite 104
                                            Berwyn, Pennsylvania  19312
                                            Attn: Peter DiLullo
                                            Facsimile No.:  610/408-4420

         WITH A COPY TO:                    Jones, Day, Reavis & Pogue
                                            77 West Wacker, Suite 3500
                                            Chicago, Illinois  60601
                                            Attn: Dan B. Miller, Esq.
                                            Facsimile No.: 312/782-8585

         IF TO CSL:                         237 Park Avenue, 21st Floor
                                            New York, New York  10017
                                            Attn: Lawrence A. Cohen
                                            Facsimile No.:  212/551-1774

         WITH A COPY TO:                    David R. Brickman, Esq.
                                            Capital Senior Living, Inc.
                                            14160 Dallas Parkway, Suite 300
                                            Dallas, Texas  75240
                                            Facsimile No.: 972/770-5666

         WITH A COPY TO:                    Jenkens & Gilchrist
                                            1445 Ross Avenue, Suite 3200
                                            Dallas, Texas  75202
                                            Attn: Winston W. Walp, II, Esq.
                                            Facsimile No.: 214/855-4300

Any party may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 5.03. A Notice sent in compliance with the provisions of this Section 5.03 shall be deemed given on the date of receipt.

          5.04 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State.

          5.05 CAPTIONS: All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision in this Agreement.


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          5.06 PRONOUNS: All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

          5.07 SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon the parties hereto and their respective legal representatives, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective legal representatives, successors and assigns.

          5.08 EXTENSION NOT A WAIVER: No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of any party to whom such extension or indulgence is granted.

          5.09 SEVERABILITY: In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

          5.10 ENTIRE AGREEMENT: This Agreement, together with any applicable Consulting Agreements and Management Agreements, contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein or therein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the parties hereto by, and only by, the setting forth of same in a document duly executed by each party to this Agreement, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any party to this Agreement.

          5.11 PUBLICITY: Neither CSL nor LCOR nor any of their respective advisors, employees or agents shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the proposed terms of any acquisition, development or disposition of any Facility or any portion thereof, without the express written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, or except as such disclosure may be made in the course of normal reporting practices to the disclosing party's shareholders, to prospective lenders or to investors in the disclosing party or as otherwise required by law (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to the securities laws will be deemed required by law). A disclosing party will provide the other party with a copy of any such disclosure either before or after such disclosure is made.

          5.12 COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

          5.13 CONFIDENTIALITY: (a) The terms of this Agreement, the identity of any person with whom LCOR or CSL may be holding discussions with respect to any investment, acquisition, disposition or other transaction, and all other business, financial or other information relating directly


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to any Facility or the conduct of the business and affairs of LCOR or CSL or the relative or absolute rights or interests of LCOR or CSL (collectively, the "Confidential Information") that has not been publicly disclosed pursuant to authorization by LCOR or CSL, as applicable, is confidential and proprietary information of LCOR or CSL, as applicable, the disclosure of which would cause irreparable harm to LCOR or CSL, as applicable. Accordingly, each of LCOR and CSL represents that it has not and agrees that it shall not and will direct its shareholders, directors, officers, agents, advisors and Affiliates not to, disclose to any person any Confidential Information or confirm any statement made by third persons regarding Confidential Information until LCOR or CSL, as applicable, has publicly disclosed the Confidential Information and has notified the other party that it has done so; provided, however, that LCOR or CSL, as applicable (or their Affiliates) may disclose such Confidential Information to any prospective lenders or to investors in the disclosing party and if necessary for it to perform any of its duties or obligations hereunder or required by law (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to the securities laws shall be deemed required by law). A disclosing party will provide the other party with a copy of such disclosure either before or immediately after such disclosure is made.

         (b) Subject to the provisions of Section 5.13(a), each of LCOR and CSL agrees not to disclose any Confidential Information to any person (other than a person agreeing to maintain all Confidential Information in strict confidence or a judge, magistrate or referee in any action, suit or proceeding relating to or arising out of this Agreement or otherwise), and to keep confidential all documents (including, without limitation, responses to discovery requests) containing any Confidential Information. Each of LCOR and CSL hereby consents in advance to any motion for any protective order brought by the other party to this Agreement and represented as being intended by the movant to implement the purposes of this Section 5.13. If LCOR or CSL, as the case may be, receives a request to disclose any Confidential Information under the terms of a valid and effective order issued by a court or governmental agency and the order was not sought by or on behalf of or consented to by the party receiving the request, then the party receiving the request may disclose the Confidential Information to the extent required, if the party receiving the request as promptly as practicable (i) notifies the other party to this Agreement of the existence, terms and circumstances of the order, (ii) if disclosure of the Confidential Information is required, and the party receiving the request reasonably cooperates with the other party in any attempts by the other party to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the portion of the disclosed Confidential Information that such other party designates. The cost (including, without limitation, attorneys' fees and expenses) of obtaining a protective order covering Confidential Information designated by the party requesting the protective order will be borne by such party.

          (c) The covenants contained in this Section 5.13 will survive the termination of this Agreement for four years.

          5.14 DEFINITION OF AFFILIATE: For the purposes of this Agreement, the term "Affiliate" shall have the same meaning as is ascribed to such term in the Management Agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof.

                                 LCOR:

                                 LCOR INCORPORATED,
                                 a Pennsylvania corporation



                                 By: /s/ PETER DILULLO
                                     ------------------------------------------
                                     Name:   Peter Dilullo
                                             ----------------------------------
                                     Title:  President and CEO
                                             ----------------------------------

                                 CSL:

                                 CAPITAL SENIOR LIVING CORPORATION,
                                 a Delaware corporation



                                 By: /s/ DAVID R. BRICKMAN
                                     ------------------------------------------
                                     Name:   David R. Brickman
                                             ----------------------------------
                                     Title:  Vice President
                                             ----------------------------------